SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 16, 1999

                         Torque Engineering Corporation
                         ------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                0-221811                      83-0317306
           --------                --------                      ----------
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)


2932 Thorne Drive, Elkhart, Indiana                               70518
-----------------------------------                               -----
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:(219) 264-2628

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

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Item 4. Changes in Registrant's Certifying Accountant.

     On December 16, 1999, the new board of directors of Torque Engineering (formerly Quintessence Oil Co.) engaged Weinberg & Co., P.A., as Torque Engineering's independent accountants to audit its consolidated financial statements for the year ended December 31, 1999.

     As discussed in Item 5 below and in the attached press release, Torque Engineering's current management believes that the audit reports for the financial statements for Quintessence for the fiscal years ended December 31, 1997 and 1998 were fraudulent. As a result, while the Company is reporting the appointment of new auditors, apparently there is no prior auditor. On April 20, 2000, Weinberg & Co. agreed to audit Quintessence's books for the years ended December 31, 1997 and 1998.


Item 5. Other Events

     Between April 17th and 19th, 2000, in connection with Weinberg & Co.'s audit of Torque Engineering's financial statements for the year ended December 31, 1999, Torque Engineering's new management discovered that the audit reports accompanying Quintessence's financial statements for the fiscal years ended December 31, 1997 and 1998 were fraudulent.

     Torque Engineering's new management learned that the accounting firm whose opinion accompanied Quintessence's financial statements for the fiscal years ended December 31, 1997 and 1998 had not performed the audits set forth on the reports.

     On April 19, 2000, Torque Engineering issued a press release disclosing management's discovery of the fraudulent nature of the audit reports for its financial statements for those fiscal years and the need to audit those years to become current. A copy of that press release is attached to this Form 8-K as exhibit 99.1 and incorporated by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

          99.1 Press release dated April 19, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 24, 2000                     Torque Engineering Corporation


                                         By: /s/ Raymond B. Wedel, Jr.
                                         -----------------------------
                                         Raymond B. Wedel, Jr., President